THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CHORDIANT SOFTWARE, INC.

WARRANT TO PURCHASE COMMON STOCK

No. AW-67

August 12, 2002

Void After August 12, 2007

THIS CERTIFIES THAT, for value received, International Business Machines Corporation ("IBM") , a New York corporation, having its principal office at New Orchard Road, Armonk, NY, or its successors and assigns (IBM and its assignee shall be referred to herein as the "Holder"), is eligible to subscribe for and purchase at the Exercise Price (defined below) from CHORDIANT SOFTWARE, INC., a Delaware corporation, with its principal office at 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, USA (the "Company") up to Two Hundred Thousand (200,000) shares of the common stock of the Company (the "Common Stock"), as provided herein. This Warrant shall vest and become immediately exerciseable upon its execution and delivery by the Company.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
(a) "Affiliate" means any entity, whether incorporated or not, that is controlled by, controlling or is under common control with IBM .
(b) "Exercise Period" means the period commencing with the date hereof and ending at 5:00 p.m. PDT on the Expiration Date.
(c) "Exercise Price" means $2.25 per share subject to adjustment from time to time pursuant to Section 5 below.
(d) "Exercise Shares" means the shares of the Company's Common Stock issuable upon exercise of this Warrant.
(e) "Expiration Date" shall mean the date five (5) years after the date of this Warrant above.
(f) "Market Price" shall mean the following: (i) the average of the closing sale prices for the shares of Common Stock as reported on the principal trading exchange or the Nasdaq National Market for the Common Stock for the five (5) consecutive trading days immediately preceding such date, or if no sale price is so reported for such period, the last bid price for such period, or (ii) if the foregoing does not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security on the last trading day immediately preceding such date, or if no sale price is so reported for such security, the average of the last bid and ask price for such security on the last trading day immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of the appraisal to be borne by the Company.
(g) "Sale of the Company" means a merger or consolidation of the Company with or into any other entity or a sale of stock of the Company, in which the stockholders of this Company immediately before the merger or stock sale do not hold more than 50% of the voting power of the surviving corporation immediately after the merger or stock sale, or a sale, conveyance or disposition of substantially all of the Company's assets.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
(a) An executed Notice of Exercise in the form attached hereto;
(b) Payment of the Exercise Price in cash or by check or wire transfer (subject to Section 2.1 hereof); and
(c) This Warrant.
Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons Affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.
The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1. Net Exercise. Notwithstanding any provisions herein to the contrary, if the Market Price of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may at its option elect to receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = (Y* (A-B))/A

Where X = the number of shares of Exercise Shares to be issued to the Holder
Y = the number of shares of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A = the Market Price of one share of the Company's Common Stock (at the date of such calculation)
B = Exercise Price (as adjusted to the date of calculation)

2.2. Net Exercise Upon Termination. In the event that this Warrant is not exercised in full immediately prior to the end of the Exercise Period and at such time the then current Market Price of a share of the Common Stock is greater than the Exercise Price, this Warrant shall be deemed automatically exercised as to the remaining Exercise Shares immediately prior to the termination of the Expiration Period pursuant to Section 2.1 without the delivery of any written notice from the Holder.

3. COVENANTS AND REPRESENTATIONS OF THE COMPANY.

3.1. Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3 Listing. In connection with the Holder's exercise of Registration Rights hereunder, the Company shall use its best efforts to promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain such listing for so long as any other shares of Common Stock shall be so listed.

3.4 Company Representations and Warrants. The Company represents and warrants that:
(a) It (A) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (B) has all requisite power and authority to conduct its business as now conducted and to consummate the transactions contemplated hereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) The execution, delivery and performance by the Company of this Warrant (A) has been duly authorized by all necessary corporate action, (B) does not and will not contravene the Company's certificate of incorporation or bylaws and (C) does not and will not materially contravene any applicable law or any contractual restriction binding on or otherwise affecting the Company or any of its properties or result in a material default under any agreement or instrument to which the Company is a party or by which the Company or its properties may be subject.

(c) This Warrant has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.

(d) Assuming the accuracy of the representations made by the Holder in Section 4 hereof, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, or designation, with, any governmental authority is or will be necessary in connection with the execution and delivery by the Company of this Warrant, the issuance by the Company of the Exercise Shares, the consummation of the transactions contemplated hereby, the performance of or compliance with the terms and conditions hereof, or to ensure the legality, validity, and enforceability hereof except such as has been duly and validly obtained or filed, or with respect to any filings that may or must be made after the execution and delivery of this Warrant, as will be filed in a timely manner.

(e) The Company has reserved solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock to provide for the exercise in full of this Warrant.

(f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

3.5 Further Assurances. The Company agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Holder such further instruments and documents and take such further action as the Holder may reasonably request in order to carry out the full intent and purpose of this Warrant.

4. REPRESENTATIONS OF HOLDER.

4.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and, to the extent it acquires, the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution within the meaning of the Securities Act of 1933, as amended of said Warrant or Exercise Shares or any part thereof.

4.2. Securities Are Not Registered.
(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder has no present intention of selling or otherwise disposing of the Warrant or the Exercise Shares in violation of such laws.
(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder shall have registration rights with respect to the Exercise Shares as set forth in Appendix A.
(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

4.3. Information and Sophistication. The Holder acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.4. Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.5. Disposition of Warrant and Exercise Shares.
(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
(i) The Company shall have received a letter secured by the Holder from the U.S. Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or
(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a description of the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company (which counsel may be in-house counsel to the Holder), for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.
(b) The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.6. Accredited Investor Status. The Holder represents that it is an "accredited investor" as such term is defined in Rule 501 under the Act.

4.7. Further Assurances. The Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably request in order to carry out the full intent and purpose of this Warrant.

5. ADJUSTMENT OF EXERCISE PRICE. Subject to Section 7, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, splits, reverse splits, recapitalizations, reclassifications or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares or Exercise Price pursuant to this Section 5.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. SALE OF THE COMPANY If there shall occur any Sale of the Company, then, as part of any such Sale of the Company, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Exercise Shares which were then purchasable upon the exercise of this Warrant; provided, however, that in the event (i) the value of the stock, securities or other assets or property issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby (the "Merger Consideration") is in excess of the Exercise Price hereof effective at the time of such Sale of the Company, and (ii) the Merger Consideration consists solely of cash and/or securities of a class that is publically traded, then this Warrant shall expire unless exercised prior to the consummation of such Sale of the Company. Appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth herein shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall provided to the Holder at least twenty (20) days advance notice of any such Sale of the Company.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. The Holder covenants not to transfer this Warrant or the Exercise Shares except in compliance with Section 4.5. Subject to compliance with Section 4.5, this Warrant, the Exercise Shares and the rights granted to the Holder hereof are freely transferable, in whole or in part, upon surrender of this Warrant, together with an assignment form, at the office or agency of the Company; provided that such assignment form contains a written acknowledgment of the transferree to be bound by the conditions of this Warrant as a Holder hereunder.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile transmission, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014, Attention: President and (b) if to the Holder, to IBM , New Orchard Road, Armonk, New York 10504, Attention: Scott Martin or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery or facsimile transmission, two days after mailing if by express mail, or three days after mailing if by first-class mail.

12. VALUE ADDED TAX. For the avoidance of doubt, the Company shall pay any value added tax payable in respect of the grant of this Warrant to the Holder and the value received by the Company for such grant. Any such tax shall be paid within 30 days of receipt of a value added tax invoice.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July [12], 2002.
CHORDIANT SOFTWARE, INC.
By: /s/ Donald J. Morrison

Title: EVP, Products & Marketing

Agreed and Accepted:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By: /s/ Pat Murphy

Title: Director, Business Development, IBM Global Services

NOTICE OF EXERCISE

TO: CHORDIANT SOFTWARE, INC.

(1)  The undersigned hereby elects to purchase ________ shares of the Common Stock of Chordiant Software, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
The undersigned hereby elects to purchase ________ shares of the Common Stock of Chordiant Software, Inc. (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
________________________
(Name)
________________________
________________________
(Address)
(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof within the meaning of the Securities Act of 1933 as amended and that the undersigned has no present intention of so distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel reasonably satisfactory to the Company (which counsel may be in-house counsel to the undersigned), stating that such registration is not required.

_______________________

 (Signature)

____________________________
(Print name)

____________________________
(Date)

Appendix A
Registration Rights

(a) Piggyback Registration.

(i) Participation. If the Company elects to file a registration statement under the Act covering the offer and sale of any Common Stock in connection with any public offering (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering securities of the Company proposed to be issued in exchange for securities or assets of another corporation or the resale of such securities of the Company), the Company shall give written notice thereof to the Holder at least twenty (20) days before filing. Subject to the limitations of (a)(ii) and c(v) below, the Holder shall have the right to include in such offering all or part of the Exercise Shares then held by the Holder upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Holder notifies the Company of its intent to include such Exercise Shares in the registration, subject to (a)(ii) and (c)( v) below, the Company shall include in such registration statement such number of shares of Registrable Securities as requested by the Holder. The Holder agrees to keep any notice delivered by the Company pursuant to this Section (a) prior to the filing of a registration statement strictly confidential.

(ii) Underwriters' Cutback. If, in the opinion of the underwriter or underwriters of such offering the inclusion of all of the Exercise Shares requested to be registered would be inappropriate, then the number of Exercise Shares to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company, (2) second, any other Common Stock required to be included pursuant to any superior registration rights granted to other holders of Common Stock (or securities convertible into Common Stock),, and (3) third, Exercise Shares requested to be included and any other Common Stock held by other holders of Common Stock (or securities convertible into Common Stock) with equivalent registration rights requested to be included, on a pro rata basis (based upon the number of shares of Common Stock requested to be included by the Holder and the other holders of Common Stock requesting participation in the offering)..

(iii) Registrant Controls. The Company may decline to file a registration statement after giving notice to any Holder, or withdraw a registration statement after filing and after such notice, but prior to the effectiveness thereof, provided that the Company shall promptly notify the Holder in writing of any such action and provided further that such registrant shall bear all reasonable expenses incurred by the Holder in connection with such withdrawn registration statement.

(iv) Underwriting Agreement. In connection with any registration under this Section (a) involving an underwriting, the Company shall not be required to include any Exercise Shares in such registration unless the Holder agrees to participate in such underwriting and include the Exercise Shares requested to be included in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least ten (10) days prior to the effective date of the registrations statement. Any Exercise Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(v) Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to the registration rights granted herein that the Holder shall furnish to the Company such information regarding itself and the Exercise Shares held by Holder as shall be required to effect the registration of the Exercise Shares.

(b) Indemnification.

(i) Indemnification by the Company. In the event any Exercise Shares are included in a registration statement pursuant to (a) above, the Company agrees to indemnify and hold harmless the Holder, its officers, directors and agents, any underwriter (as defined in the Act), and each Person, if any, who controls Holder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, or liabilities to which they may become subject under the Act, the Exchange Act, or other federal or state law arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Exercise Shares or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder or on the Holder's behalf expressly for use therein; and provided further, that with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity provided for in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Exercise Shares concerned if it is determined that it was the responsibility of the Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity provided for herein shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company.

(ii) Indemnification by the Holder. The Holder, , if Exercise Shares are includied in the securities as to which such registration is being effected, agrees to indemnify and hold harmless the Company, its directors and officers, and underwriter, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, or liabilities to which they may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other federal or state law arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Exercise Shares or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, that occurs in reliance upon and in conformity with information furnished in writing by the Holder or on the Holder's behalf expressly for use in any registration statement or final prospectus relating to the Exercise Shares (or any amendment or supplement thereto, or any preliminary prospectus). Notwithstanding anything to the contrary contained herein, the liability of the Holder for indemnification hereunder shall be limited to the net proceeds from the offering received by the Holder. The indemnity provided for herein shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Holder.

(iii) Indemnification Procedures. Promptly after receipt by an indemnified party under this Appendix A of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Appendix A, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense, in either case with counsel mutually satisfactory to the parties, the fees and expenses of which will be paid by the indemnifying party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if (i) the indemnified party fails to assume or participate in such defense, or (ii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this agreement, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Appendix A.

(iv) Contribution. If the indemnification provided for in this Appendix A is held by a court of comptetent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilitiesas is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each such party. The relative fault of the indemnifying party and on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary contained herein, the liability of the Holder for contribution hereunder shall be limited to the net proceeds from the offering received by the Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c) Miscellaneous.

(i) Registration Expenses. The Company shall bear all expenses incurred by the Company in complying with the registration described in (a) above, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

(ii) Enforcement of Registration Rights. Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this agreement..
(iii) Assignment of Registration Rights. The rights of the Holder hereunder may be assigned by each Holder to any transferee of all or any portion of the Warrant or Exercise Sharesif: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transfer shall have been made in accordance with the applicable requirements of the Warrant and (v) the Company is furnished with written acknowledgement bythe transferee, that it takes such rights as a "Holder" subject to the terms, conditions and obligations contained herein. Upon any transfer of less than all of its Exercise Shares, the Holder shall retain any remaining registration rights with respect to Exercise Shares held by it.
(iv) Termination. All registration rights granted under this Appendix A shall terminate as soon as all Exercise Shares held by and issuable to Holder (and its affiliates) may be sold pursuant to Rule 144 promulgated under the Act during any ninety (90) day period.

(v) Prior Rights Agreement. Notwithstanding any other provision of this Appendix A, if the inclusion of any Exercise Shares pursuant to a request made under (a) above would adversely affect the rights of any Holder (as such term is defined in the Prior Rights Agreement) under the Registration Rights Agreement dated September 28, 1999 by and between the Company and certain of its shareholders (the "Prior Rights Agreement")) or result in a violation or breach of the Prior Rights Agreement by the Company, the Company shall limit the number of Exercise Shares to be included in any registration accordingly so as to comply, at all times, with the provisions of the Prior Rights Agreement.